Exhibit 10.2

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES THAT MAY BE ACQUIRED PURSUANT TO THIS CONVERTIBLE PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THIS CONVERTIBLE PROMISSORY NOTE AND SUCH OTHER SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT AND LISTING APPLICATION IN EFFECT WITH RESPECT TO THIS CONVERTIBLE PROMISSORY NOTE OR SUCH OTHER SECURITIES UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND LISTING NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

CONVERTIBLE PROMISSORY NOTE

US $450,000	As of March 03, 2026

FOR VALUE RECEIVED,  Invech Holdings Inc.., a Nevada corporation (the “Company”), having an address 1603 Capitol Ave Suite 413 PMB 1777, Cheyenne Wyoming 8201, hereby promises to pay to the order of Andrew Chase Cochran. (the “Holders”), at the offices of 5676 Violet Drive, Mount Olive Alabama 35117 or such other place as may be designated by Holder to the Company in writing, as directed by Holder, the aggregate principal amount of up to $450,000, the principal, on the unpaid principal amount hereof, upon the terms and conditions hereinafter set forth.

1.             Terms of the Convertible Promissory Note (the “Note”). The company will pay Holder a total of $450,000 (the “Principal”) within 3 Months. The terms and conditions set forth herein shall only apply to the Principal.

a.)            The Note is issued under the terms of the agreement, which stipulates the transfer of debt owed to Andrew Chase Cochran.

2.             Payment Terms.  The Company promises to pay to Holders the balance of Principal, no interest, on May 03, 2026, unless this Note is earlier prepaid as herein provided or earlier converted into Common Stock (as hereinafter defined) of the Company pursuant to Section 3 hereof.  All payments hereunder shall be made in lawful money of the United States of America.

3.             Interest. This debt is a non-interest bearing loan to the company.

4.             Conversion of this Note.

(a)           Automatic Conversion.  This Note shall automatically be converted into shares of the Company’s common stock (“Common Stock”) at the Note Conversion Rate of $0.045 per share, equaling 10,000,000 shares of common stock. Holders shall not be able to convert into any position that would result the Holders to hold more than 9.9% of the class of common stock of the Company.

(c)           Mechanics of Automatic Conversion.  Upon the occurrence of the event specified in Section 2 above, this Note shall be converted into Common Stock automatically without any further action by Holders; provided, however, that the Company shall not be obligated to issue a certificate or certificates evidencing the shares of Common Stock issuable upon such conversion of this Note (“Conversion Shares”) unless the original of this Note is delivered to the Company, or Holders notifies the Company in writing that such original of this Note has been lost, stolen or destroyed, and Holders execute an agreement satisfactory to the Company to, among other things, indemnify the Company from any loss incurred by the Company in connection with such original of this Note.  Upon surrender by Holders to the Company of the original of this Note at the office of the Company, there shall be issued and delivered to Holder promptly at such office and in Holders name as shown on the original of this Note, a certificate or certificates for the applicable number of Conversion Shares on the date on which such automatic conversion is deemed to have occurred.

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(d)           Conversion Calculations: No Fractional Shares. Conversion calculations pursuant to this Section 3 shall be rounded to the nearest whole share of Common Stock, and no fractional shares shall be issuable by the Company upon conversion of this Note. Conversion of this Note shall be deemed payment in full of this Note and this Note shall thereupon be cancelled.

5.             Redemption. This Note may be redeemed by the Company by payment of the entire Principal outstanding under this Note, plus the applicable Final Payment Amount (hereinafter defined), in cash to Holder. The Company must provide notice to Holder not less than thirty (30) days prior to effecting such redemption. During the period from providing of such notice to Holders and the Company effecting the redemption, the Company may cancel such redemption by providing notice of such cancellation to Holders.

6.             Representations and Warranties of the Company. The Company represents and warrants to Holders as follows:

(a)           The execution and delivery by the Company of this Note (i) are within the Company’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action.

(b)           This Note is a legally binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

7.             Representations, Warranties and Covenants of Holders. Holder represents and warrants to the Company, and agrees, as follows:

(a)           This Note and any Conversion Shares issuable upon conversion of this Note are being acquired by Holder for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof.

(b)           Holders have sufficient knowledge and experience in financial and business matters and is capable of evaluating the risks and merits of Holders’ investment in the Company; Holders believe that Holders have received or had access to all information Holders consider necessary or appropriate to make an informed investment decision with respect to this Note; and Holders are able financially to bear the risk of losing Holders’ full investment in this Note.

(c)           Holders understand that this Note and any Conversion Shares have not been registered under the Securities Act or registered or qualified under any the securities laws of any state or other jurisdiction, are “restricted securities,” and cannot be resold or otherwise transferred unless they are registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available. Prior to any proposed transfer of this Note or any Conversion Shares, Holders shall, among other things, give written notice to the Company of its intention to effect such transfer, identifying the transferee and describing the manner of the proposed transfer and, if requested by the Company, accompanied by (i) investment representations by the transferee similar to those made by Holder in this Section 7 and (ii) an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act and without registration or qualification under applicable state or other securities laws. Each certificate for any Conversion Shares shall bear a legend to the foregoing effect.

8.           No Waiver in Certain Circumstances.  No course of dealing of Holders nor any failure or delay by Holder to exercise any right, power or privilege under this Note shall operate as a waiver hereunder and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder.

9.           Certain Waivers by the Company. Except as expressly provided otherwise in this Note, the Company and every endorser or guarantor, if any, of this Note waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Holders, if any, and to the addition or release of any other party or person primarily or secondarily liable.

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10.           Security Agreement.  The Company’s obligations under this Note have been secured by a grant of a security interest to Holder in certain collateral, as more particularly described in that certain Security Agreement between the Company and Holder dated as of the date of this Note.

IN WITNESS WHEREOF, the undersigned have caused this Convertible Promissory Note to be executed and delivered by a duly authorized officer as of the date first above written.

Company

/s/ Alexander M. Woods-Leo

Alexander M. Woods-Leo, CEO

Holder

/s/ Andrew Chase Cochran

Andrew Chase Cochran

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